UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported:  November 12, 2009)

COACHMEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

INDIANA	1-7160	35-1101097
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

2831 Dexter Drive, Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

(574) 266-2500
(Registrant’s telephone number,
including area code)

N / A
(Former Name or Former Address,
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On November 12, 2009, Coachmen Industries, Inc. (the “Company”) received confirmation that the Industrial Revenue Bonds (“IRB”) for which the Company was previously responsible and which were issued by the Rutherford County (NC) Industrial Facilities and Pollution Control Authority and the Industrial Development Authority of Franklin County, Virginia had been redeemed, that the original Letters of Credit issued by Bank of America in support of these IRB obligations had been returned to Bank of America by their respective holders, and that Bank of America would release the restricted cash accounts belonging to the Company and held by Bank of America as collateral for the Letters of Credit upon request of the Company.  On November 13, 2009, the Company requested that Bank of America release the balance of the Company’s restricted cash accounts, and that Bank of America close all of the Company’s remaining accounts and transfer all funds to the Company’s accounts at Lake City Bank.  The satisfaction of these IRB obligations, the return of the original Letters of Credit, and the closure of the Company’s remaining bank accounts with Bank of America, including restricted cash accounts, has resulted in the return of approximately $408,000 in cash to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACHMEN INDUSTRIES, INC.

Date:	November 16, 2009	By:	/s/ James T. Holden

James T. Holden, Secretary
Printed Name and Title